Exhibit 10.63

UNITED CONTINENTAL HOLDINGS, INC.

ANNUAL INCENTIVE PROGRAM

(Adopted pursuant to the 2017 Incentive Compensation Plan)

1. Purpose. This United Continental Holdings, Inc. Annual Incentive Program (the “Program”) has been adopted by the Compensation Committee (the “Committee”) of the Board of Directors of United Continental Holdings, Inc., a Delaware corporation (the “Company”), to implement in part the “Cash Incentive Award” provisions of the United Continental Holdings, Inc. 2017 Incentive Compensation Plan, as amended from time to time (the “2017 Plan”). The Program is intended to provide a method for attracting, motivating, and retaining officers and employees of the Company and its subsidiaries and to compensate such officers and employees based on performance measures of the Company and its consolidated subsidiaries as described herein. The Program and participation hereunder shall be subject to the terms of the 2017 Plan; provided, however, to the extent that terms of the 2017 Plan reference requirements related to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which were eliminated by the Tax Cuts and Jobs Act of 2017, the Committee may eliminate such requirements with respect to any award granted pursuant to this Program to the extent consistent with any transition relief issued by the Internal Revenue Service relating to the elimination of the performance-based compensation exemption under Section 162(m) of the Code.

2. Participants. Each individual who is an Eligible Employee on the first day of a fiscal year of the Company or who becomes an Eligible Employee after the first day of a fiscal year shall become a Participant and receive the opportunity to receive an Annual Incentive Payment with respect to such fiscal year only if such individual is selected by the Administrator in its sole discretion (subject to the terms of any applicable employment agreement) for participation in the Program with respect to such fiscal year prior to the last day of such fiscal year. Selection by the Administrator for participation in the Program for a fiscal year or portion thereof constitutes a Cash Incentive Award under the 2017 Plan. The Chief Executive Officer of the Company (the “CEO”) shall have the power to terminate any Participant’s participation in the Program upon written notice to such Participant of such termination and, only in the case of a Participant who is subject to section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), subject to ratification of such action by the Committee.

3. Definitions. Where the following words and phrases are used in the Program, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

(a) “Administrator” means the Committee or the CEO of the Company, subject to the provisions of Section 4.

(b) “Annual Incentive Payment” means, with respect to a Participant for a fiscal year, the dollar amount calculated by multiplying such Participant’s Target Opportunity with respect to such fiscal year by the applicable incentive percentage (i.e., Entry Incentive Percentage, Target Incentive Percentage, Stretch Incentive Percentage, and provided that the Administrator may provide for varying percentages (including through linear interpolation) between performance levels) determined by the Administrator based on the satisfaction of the performance measure(s) as may be established by the Committee under the Program, which performance measures may include Earning Per Share, Pre-tax Income, performance measures set forth in the 2017 Plan or such other secondary performance measures as may be selected by the Administrator.

(c) “Base Salary” with respect to a fiscal year means the Participant’s base annual salary with respect to such fiscal year payable or paid, as applicable, by the Company or a consolidated subsidiary, as in effect on a date specified by the Administrator or over a period specified by the Administrator for such fiscal year as determined by the Administrator at the time such Participant commences participation in the Program for such fiscal year (except as otherwise specifically provided in the Program).

(d) “Broad Based Payment” means, with respect to a fiscal year, that a payment has been or will be paid under the Company’s broad-based profit sharing plan to the participants in that plan with respect to such fiscal year.

(e) “Change of Control” means, with respect to the Cash Incentive Award at issue, a “Change of Control” as defined in the 2017 Plan as in effect on the date that the Committee makes the designations enumerated in Section 4(b) for such Cash Incentive Award.

(f) “Change of Control Level” with respect to a fiscal year means the amount established by the Committee as the Change of Control Level with respect to such fiscal year pursuant to Section 4 hereof.

(g) “Change Year” means the fiscal year during which a Change of Control occurs.

(h) “Disability” means, with respect to a Participant, the disability of such Participant such as would entitle such Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or a subsidiary then covering such Participant or, if no such plan exists or is applicable to such Participant, the permanent and total disability of such Participant within the meaning of section 22(e)(3) of the Code.

(i) “Eligible Employee” means any individual who is an officer of the Company or a subsidiary.

(j) “Entry Incentive Percentage” means, with respect to a Participant for a fiscal year, that percentage established by the Administrator as the Entry Incentive Percentage with respect to such Participant for such fiscal year pursuant to Section 4 hereof.

(k) “Entry Level” with respect to a fiscal year means the amount established by the Committee as the Entry Level of the specified performance measure(s) with respect to such fiscal year pursuant to Section 4 hereof.

(l) “Participant” means an Eligible Employee who has received a Cash Incentive Award under the Program with respect to a fiscal year of the Company pursuant to Section 4.

(m) “Performance Target” means, with respect to a fiscal year, the minimum level of the performance measure(s) as may be established by the Administrator that must be achieved for such fiscal year in order for a Participant to be eligible to receive an Annual Incentive Payment for such fiscal year.

(n) “Pre-tax Income” means, with respect to each fiscal year, the aggregate consolidated net income adjusted to exclude reported income taxes of the Company for such fiscal year as shown on the Company’s consolidated financial statements for such fiscal year and as further adjusted by the Committee for any other objectively determinable component of Pre-Tax Income, as determined by the Committee in its sole and absolute discretion.

(o) “Stretch Incentive Percentage” means, with respect to a Participant for a fiscal year, that percentage established by the Administrator as the Stretch Incentive Percentage with respect to such Participant for such fiscal year pursuant to Section 4 hereof.

(p) “Stretch Level” with respect to a fiscal year means the amount established by the Committee as the Stretch Level of the specified performance measure(s) with respect to such fiscal year pursuant to Section 4 hereof.

(q) “Target Incentive Percentage” means, with respect to a Participant for a fiscal year, that percentage established by the Administrator as the Target Incentive Percentage with respect to such Participant for such fiscal year pursuant to Section 4 hereof.

(r) “Target Level” with respect to a fiscal year means the amount established by the Committee as the Target Level of the specified performance measure(s) with respect to such fiscal year pursuant to Section 4 hereof.

(s) “Target Opportunity” means, with respect to a Participant for a fiscal year, a dollar amount established by the Administrator as the Target Opportunity for such Participant with respect to such fiscal year (which, in the discretion of the Administrator, may be expressed as a percentage of such Participant’s Base Salary for such fiscal year (or different percentages of such Participant’s Base Salary with respect to different portions of such fiscal year)).

4. Administration.

(a) The Program shall be administered by the Administrator, so that (i) Cash Incentive Awards made to, and the administration (or interpretation of any provision) of the Program as it relates to, any person who is subject to Section 16, shall be made or effected by the Committee, and (ii) Cash Incentive Awards made to, and the administration (or interpretation of any provision) of the Program as it relates to, any person who is not subject to Section 16, shall be made or effected by the Committee or the CEO, unless the Program specifies that the Committee shall take specific action (in which case such action may only be taken by the Committee) or the Committee (as to any Award described in this clause (ii) or the administration or interpretation of any specific provision of the Program) specifies that it shall serve as Administrator. Notwithstanding the foregoing, the Committee may from time to time in its discretion put any conditions and restrictions on the powers that may be exercised by the CEO in his or her capacity as Administrator. The action of a majority of the members of the Committee shall be the act of the Committee.

(b) With respect to each fiscal year of the Company during the term of the Program, beginning on or after January 1, 2018:

(i) the Committee shall establish in writing the Entry Level, the Target Level, the Stretch Level, and the Change of Control Level with respect to each objective performance measure as may be established by the Committee for such fiscal year for purposes of the Program; and

(ii) the Administrator shall establish in writing the Entry Incentive Percentage, the Target Incentive Percentage and the Stretch Incentive Percentage for such fiscal year for each individual who is selected by the Administrator to be a Participant in the Program for such fiscal year; provided, however, that the Administrator may allocate the Entry Incentive Percentage, the Target Incentive Percentage and the Stretch Incentive Percentage fully to a single Performance Target or may allocate a portion of such percentages to multiple performance measures as may be established by the Administrator for such Participant with respect to such fiscal year.

Each designation of Entry Level, Target Level, Stretch Level, and Change of Control Level with respect to a performance measure shall be subject to adjustment by the Committee in its discretion, and each designation of Entry Incentive Percentage, Target Incentive Percentage and Stretch Incentive Percentage shall be subject to adjustment as determined by the Administrator in its discretion. At the time the Committee makes the designations described in the first sentence of this Section 4(b) with respect to a fiscal year, the Committee may designate a maximum reduction percentage (which may range from 0% to 100%) that may be applied by the Administrator to an Annual Incentive Payment for such fiscal year pursuant to Section 5(b)(ii). At the time a Participant receives an award under the Program for a fiscal year, the Administrator shall determine the manner in which such Participant’s Base Salary and Target Opportunity for such fiscal year shall be determined.

(c) With respect to each fiscal year during which the Program is effective, and in no event later than the time that will permit the Company to pay any required Annual Incentive Payment for such fiscal year within the time period prescribed in Section 5, the Committee shall certify in writing (including by electronic mail transmission), except as otherwise provided in Sections 6 and 7 below, prior to the payment of any Annual Incentive Payment, whether the Performance Target has been achieved for such fiscal year and, if so, the level of the Performance Target achieved. For purposes of the preceding sentence, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

(d) The interpretation and construction by the Administrator of any provision of the Program, and any determination or action by the Administrator pursuant to any provision hereof, shall be final and conclusive for all purposes, and each Participant’s participation in the Program is expressly subject to the foregoing. The Administrator shall not be liable for any action or determination taken or made in good faith or upon reliance in good faith on the records of the Company or information presented to the Administrator by the Company’s officers, employees, or other persons (including the Company’s outside auditors) as to matters such member reasonably believes are within such other person’s professional or expert competence. If a Participant disagrees with any decision, determination, or action made or taken by the Administrator, then the dispute shall be limited to whether the Administrator has satisfied its duty to make such decision or determination or take such action in good faith.

5. Annual Incentive Payments.

(a) If (i) the Committee certifies in writing, in accordance with Section 4(c), that the Performance Target has been met for a fiscal year, and (ii) the Broad Based Payment has been or will be paid with respect to such fiscal year, then each Participant in the Program who has remained continuously employed by the Company or a subsidiary from the date that he or she became a Participant with respect to such fiscal year until the last day of such fiscal year, and who has not otherwise surrendered the related Cash Incentive Award to the Company, shall receive, as soon as reasonably practicable after the applicable certification by the Committee described in Section 4(c) above with respect to such fiscal year (but in no event later than March 15 of the year following the end of such fiscal year), a cash payment equal to the Annual Incentive Payment, if any, for such Participant with respect to such fiscal year. For purposes of clarity, if the applicable Performance Target has not been achieved or the Broad Based Payment has not been (or will not be, as the case may be) paid for a fiscal year, then no Annual Incentive Payment shall be payable with respect to such fiscal year.

(b) (i) Notwithstanding the provisions of Section 5(a) and, except as provided in the last sentence of this subparagraph, notwithstanding the provisions of Section 6(a), the Committee shall have the right, in its sole discretion, to reduce or eliminate any Annual Incentive Payment with respect to a fiscal year that is otherwise payable pursuant to such Sections if the Committee determines in its discretion that such reduction or elimination is appropriate and in the best interest of the Company based on the Company’s unrestricted cash, cash equivalents, and short-term investments and cash readily accessible under the Company’s unused lines of credit as of the end of such fiscal year; provided, however, that any such reduction or elimination shall apply in a uniform and nondiscriminatory manner to all Participants who are, but for the application of this paragraph, entitled to receive an Annual Incentive Payment under such Sections with respect to such fiscal year. The Committee shall not have the right under this subparagraph to reduce or eliminate any Annual Incentive Payment that is payable pursuant to Section 6(b), Section 7 or, following a Change of Control, Section 6(a).

(ii) Notwithstanding the provisions of Section 5(a), in addition to any reduction to an Annual Incentive Payment that may be required pursuant to the provisions of Section 5(b)(i), the Administrator shall have the right, in its sole discretion, to reduce the Annual Incentive Payment of a Participant with respect to a fiscal year that is otherwise payable to such Participant pursuant to Section 5(a); provided, however, that such reduction shall not be greater than the Annual Incentive Payment that would have otherwise been payable (determined prior to any reduction pursuant to Section 5(b)(i)) multiplied by the maximum reduction percentage, if any, for the applicable fiscal year as determined pursuant to Section 4(b). Any action by the Administrator pursuant to this subparagraph may vary among individual Participants. The Administrator shall not have the right under this subparagraph to reduce any Annual Incentive Payment that is payable pursuant to Section 6 or Section 7.

(c) Except as otherwise provided by the Administrator at the time a person becomes a Participant, if a person becomes a Participant after the first day of a fiscal year, then such Participant’s Annual Incentive Payment, if any, with respect to such fiscal year shall be pro-rated based on a fraction, the numerator of which is the number of days during the period beginning on the date of such Participant’s commencement of participation in the Program for such fiscal year and ending on the last day of such fiscal year, and the denominator of which is 365. Notwithstanding the foregoing, pro-ration shall not be required if the Target Opportunity applicable with respect to such Participant has been established with respect to such Participant’s Base Salary earned for such fiscal year, in which case the Base Salary earned shall automatically reflect a pro-ration of the incentive opportunity.

6. Payments upon Certain Terminations of Employment. Notwithstanding the provisions of Section 5:

(a) If a Participant’s employment or transition agreement, if any, with the Company or a subsidiary thereof provides for an annual incentive payment (or pro-rated portion thereof) with respect to the fiscal year in which such Participant terminates employment, then payment shall be made in accordance with the terms of such employment or transition agreement without regard to the continuous employment requirement set forth in Section 5.

(b) If a Participant does not have an employment agreement with the Company or a subsidiary thereof, or if any such employment agreement does not provide for an annual incentive payment (or pro-rated portion thereof) in the event the Participant’s employment terminates by reason of death or Disability, then with respect to the fiscal year during which such Participant’s termination of employment due to death or Disability occurs, (i) the performance measure(s) as may be established by the Committee for such fiscal year shall be deemed to be achieved at a level equal to the Target Level, (ii) the Broad Based Payment shall be deemed to have been paid, and (iii) the Annual Incentive Payment shall be paid to the Participant or the Participant’s estate (as the case may be) within 30 days following the Participant’s termination of employment on a pro-rated basis, calculated based on a fraction, the numerator of which is the number of days during the period beginning on the first day of such fiscal year (or, if later, the date of such Participant’s commencement of participation in the Program for such fiscal year) and ending on the date of the Participant’s termination of employment due to death or Disability, and the denominator of which is 365.

(c) With respect to Sections 6(a) and 6(b), such payment shall be based on the Participant’s rate of annual base salary as in effect immediately prior to his or her termination of employment (except, with respect to Section 6(a), as otherwise provided in the Participant’s employment or transition agreement). Additionally, with respect to Section 6(b), the applicable certification of the achievement of the performance goal by the Committee described in Sections 4 and 5 above shall not be required.

7. Payments upon a Change of Control. Notwithstanding the provisions of Section 5, if a Change of Control occurs, then the following shall apply with respect to each Participant who is employed by the Company or a subsidiary on the day immediately preceding the Change of Control:

(a) With respect to the Change Year, (i) the Performance Target shall be deemed to be achieved at the Change of Control Level, (ii) the Broad Based Payment shall be deemed to have been paid, (iii) the Annual Incentive Payment (pro-rated based on a fraction, the numerator of which is the number of days during the period beginning on the date of the Participant’s commencement of participation in the Program for such Change Year and ending on the date of the Change of Control, and the denominator of which is 365) shall be paid to the Participant on or before March 15 of the year following the Change Year, and (iv) such Participant shall not be entitled to any other Annual Incentive Payment with respect to the Change Year.

(b) The payment described in Section 7(a) shall be based on the Participant’s rate of annual base salary as in effect on the first day of such Change Year (or, if higher, as in effect immediately prior to the occurrence of the Change of Control). Additionally, with respect to Section 7(a), the applicable certification of the achievement of the performance goal by the Committee described in Sections 4 and 5 above shall not be required.

8. Amendments, Termination and Other Matters.

(a) Subject to the other provisions of this Section 8, the Program may be amended from time to time or terminated by the Committee; provided that the Program may not be amended or terminated in a manner that would materially impair the rights of any Participant with respect to any outstanding Cash Incentive Award with respect to a fiscal year that has ended prior to such amendment or termination without the consent of such Participant, and may not be amended or terminated in contemplation of or in connection with a Change of Control, nor may any Participant’s participation herein be terminated in connection with a Change of Control, unless adequate and effective provision for the making of all payments otherwise payable pursuant to Section 7 of the Program (as in effect on the date that the Committee makes the designations enumerated in Section 4(b) with respect to the applicable Cash Incentive Award) with respect to such Change of Control shall be made in connection with any such amendment or termination.

(b) Except as otherwise provided in a Participant’s employment or transition agreement with the Company or a subsidiary of the Company, (i) participation in the Program by a Participant shall terminate upon such Participant’s termination of employment with the Company and its subsidiaries or as otherwise set forth herein, and (ii) no Participant shall have any right to continue to participate in the Program or have any vested right to any incentive or other payment hereunder (except as aforesaid in connection with a Change of Control and except with respect to fiscal years that have already ended prior to such amendment or termination or prior to such Participant’s termination of employment with the Company and its subsidiaries).

(c) Participation in the Program shall not confer any right of future employment. The Program is not intended to create a pension or welfare benefit plan and is intended to be exempt from application of the Employee Retirement Income Security Act of 1974, as amended. The Program is unfunded and shall not create, or be construed to create, a trust or separate fund or funds, and each Participant shall be entitled to look only to the Company for any benefit hereunder, and shall have no greater right than an unsecured creditor of the Company.

(d) No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers, directors, or employees, as such, of the Company or any of its subsidiaries, under or by reason of the Program or the administration thereof, and each Participant, in consideration of receiving benefits and participating hereunder, expressly waives and releases any and all claims relating to any such liability.

(e) No incentive payment or Cash Incentive Award or other right, title, interest, or benefit hereunder shall ever be assignable or transferable, or liable for, or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant. No Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any incentive payment, Cash Incentive Award or other right, title, interest, or benefit hereunder in any manner until the same shall have actually been distributed free and clear of the terms of the Program. Incentive payments hereunder shall be payable only to the Participant (or in the event of the death of a Participant, to such Participant’s estate). Notwithstanding the preceding provisions of this paragraph, the Company shall comply with the terms of any qualified domestic relations order providing for the transfer or assignment of all or any portion of a Participant’s interest under the Program. The provisions of the Program shall be binding on all successors and assigns of a Participant, including without limitation the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

(f) Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Program, shall be deemed to include the feminine gender.

(g) The Program shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(h) Notwithstanding any provision in Sections 5(c), 6 or 7 to the contrary, if a Participant’s Annual Incentive Payment for a fiscal year is to be pro-rated pursuant to the terms of the Program, and if such Participant’s Target Opportunity for such fiscal year changed during such fiscal year, then any such pro-ration shall be subject to adjustment by the Administrator in an equitable and appropriate manner to the extent the Administrator determines to be necessary to reflect such change in such Participant’s Target Opportunity and to prevent the enlargement of the benefit intended to be provided to the Participant under the Program for such fiscal year.

9. Clawback. Notwithstanding any provision in the Program to the contrary, the payments provided under the Program shall be subject to a clawback to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule, or to comply with any Company policy in effect as of the date of grant of such award.

10. Tax Withholding. The Company shall have the right to withhold from any payment hereunder all applicable federal, state, local and other taxes as required by law.

11. Effective Date. The Program shall be effective as of the date of its adoption by the Committee and shall be applicable to fiscal years of the Company beginning on or after January 1, 2018.

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